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                                                                  EXHIBIT 10.1

                                 PROMISSORY NOTE


$8,730,000.00                                                    August 30, 1995
                                                       Charlotte, North Carolina


         FOR VALUE RECEIVED, the undersigned, SUMMIT PROPERTIES PARTNERSHIP, L.P., a Delaware limited partnership d/b/a SUMMIT PROPERTIES PARTNERSHIP, LIMITED PARTNERSHIP ("Maker"), whose address is 212 South Tryon Street, Suite 500, Charlotte, North Carolina 28281, Attention: Michael Malone, promises to pay to the order of Public Employee's Retirement Association of Colorado, an instrumentality of the State of Colorado ("Holder", which term shall include any subsequent holder of this Promissory Note), at its office at c/o Invesco Realty Advisors, Inc., One Lincoln Centre, Suite 1200, 5400 LBJ Freeway/LB 1200, Dallas, Texas 75240, Attention: Asset Management (or at such other place as Holder shall designate in writing) in lawful money of the United States of America, the principal sum of Eight Million Seven Hundred Thirty Thousand and No/100 Dollars ($8,730,000.00), or so much thereof as remains unpaid from time to time, and as same may be increased from time to time by the addition of amounts thereto in accordance with the terms and provisions hereof and of the other Loan Documents, as hereinafter defined, with interest from the date hereof as hereinafter set forth.

         1. Definitions. As used herein, the following terms shall have the indicated meanings (definitions appear in alphabetical order and defined terms used within definitions are defined either above or in the appropriate alphabetical place within this Paragraph 1):

                  (a) "Advance" - Any sum advanced or expended by Holder pursuant to the terms of any Loan Document.

                  (b) "Commitment" - That certain application/commitment letter dated June 8, 1995, by and between Holder and Maker, setting forth, among other things, the terms and conditions of the Loan.

                  (c) "Deed of Trust" - That certain Deed of Trust with Assignment of Rents and Security agreement and Fixture Filing of even date herewith from Maker for the use and benefit of Holder encumbering the Property and securing payment of this Promissory Note, as the same may be amended or replaced from time to time hereafter.

                  (d) "Default Interest Rate" - An interest rate, compounded monthly, equal to the lesser of (i) the Interest Rate plus 5%, or (ii) the maximum legal per annum rate of interest.

                  (e) "Disbursement Date" - The date of the initial disbursement of the proceeds of the Loan, or any portion thereof.


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                  (f) "Due Date" - September 1, 2005.

                  (g) "Environmental Indemnity" - That certain Environmental Indemnity Agreement of even date herewith from the Indemnitors relating to environmental matters with respect to the Property, as the same may be amended or replaced from time to time hereafter.

                  (h) "Improvements" - Collectively, all buildings and other structures and improvements, landscaping and other site work, parking areas, asphalt, striping, curbs, gutters, sidewalks and other facilities now or hereafter located on or under the Land.

                  (i) "Indebtedness" - At any given time during the term of this Promissory Note, the aggregate of (i) the then Outstanding Principal Balance and all then accrued and unpaid interest hereunder at the Interest Rate, and (ii) all other amounts payable hereunder and/or otherwise evidenced hereby, including, without limitation, any applicable Early Repayment Premium, as defined in Exhibit A attached hereto and incorporated herein by this reference, and any accrued and unpaid interest at the Default Interest Rate, and (iii) all other amounts then due and payable under the terms of the Deed of Trust and the other Loan Documents, including, without limitation, the Environmental Indemnity.

                  (j) "Indemnitors" - Summit Properties Inc., a Maryland corporation d/b/a Summit Properties Real Estate Inc., together with Maker, are the Indemnitors under the Environmental Indemnity.

                  (k) "Interest Rate" - The rate at which interest is accruing hereunder as set forth in Paragraph 2(a) hereof.

                  (l) "Land" - That certain real property located in the County of Mecklenburg, State of North Carolina, and more particularly described on Exhibit A attached to the Deed of Trust.

                  (m) "Loan" - The loan evidenced by this Promissory Note.

                  (n) "Loan Collateral" - At any given time during the term of this Promissory Note, collectively, the Property and any and all other collateral then securing payment of the Indebtedness and the proceeds, rents, royalties, issues, profits, revenue and all other income, assets and benefits arising therefrom or attributable thereto.

                  (o) "Loan Documents" - Collectively, all documents and instruments now or hereafter evidencing, securing, guaranteeing and/or relating to the Loan, as the same may be amended or replaced from time to time hereafter, including, without limitation, the following:


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                           (1) The Commitment;

                           (2) This Promissory Note;

                           (3) The Deed of Trust;

                           (4) The Environmental Indemnity; and

                           (5) An Assignment of Leases and Rents, an Assignment
                  of Contracts, Warranties and Other Rights and a Security Agreement and related Financing Statements with respect to, among other things, general intangibles, accounts, equipment, fixtures and furnishings which are part of the Loan Collateral.

                  (p) "Opening Date for Permissible Early Repayment" - September 1, 2000.

                  (q) "Outstanding Principal Balance" - The principal sum referred to in the first paragraph of this Promissory Note, less any principal amounts repaid and increased by any Advances and any other amounts added to the principal balance hereof pursuant to the terms of the Loan Documents.

                  (r) "Property" - The Land, together with the Improvements, all tangible personal property and fixtures owned by Maker and located in or on the Land or the Improvements or used in connection therewith, all of Maker's interest in all intangible personal property related to the ownership, management and/or operation of the Land, the Improvements and the above-referenced tangible personal property and fixtures, all present and future leases, rents and other income with respect thereto and all other items otherwise included in the definition of "Property" in the Deed of Trust.

         2. Interest.

                  (a) Interest Rate. From and after the date hereof until the Due Date, interest shall accrue on the Outstanding Principal Balance (except that portion, if any, accruing interest at the Default Interest Rate), calculated pursuant to the method of calculation set forth in subparagraph (b) below, at a fixed interest rate equal to 8% per annum.

                  (b) Calculation of Interest. All calculations of interest hereunder shall be made with reference to the Interest Rate or the Default Interest Rate, as applicable, and shall be computed (subject to any provisions of applicable law which limit the maximum allowable interest) based on (i) a 360-day year consisting of twelve 30-day months for each full calendar month and
(ii) the actual number of days in the applicable period for which interest is being calculated for any partial calendar month, assuming a 365-day year. As an example of the foregoing calculation for a partial calendar month: If the Disbursement Date is March 15, the Interest Rate is 10% and the amount accruing interest at such rate is $1,000,000.00, then the amount of accrued interest that would be payable on April 1 would be $4,657.53


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(($1,000,000.00 x 10%) + 365 x 17). In computing the number of days during which interest accrues on any amount outstanding under this Promissory Note, the first date from which such interest is stated to accrue hereunder shall be included and, provided that the payment in question is received by Holder prior to 11:00 A.M., Central Time, the date of payment of such amount to Holder shall be excluded.

                  (c) Default Interest and Charges. In the event that any payment of principal and/or interest hereunder is not received by Holder within fifteen (15) days after the due date thereof, Maker shall pay to Holder a late charge in an amount equal to 4$ of the amount of such overdue payment (unless a late charge in such amount is usurious or prohibited by applicable law, in which event the highest non-usurious late charge permitted by applicable law shall be used). In addition to the late charge referred to above, if any such payment is not made when due or if the entire Outstanding Principal Balance and all accrued but unpaid interest hereunder is not paid in full on the Due Date, or in the event any other default occurs under any of the Loan Documents and such default is not cured within any applicable cure period, then from and after the date such default shall have occurred, the entire amount of the Indebtedness shall bear interest, calculated pursuant to the method of calculation set forth in subparagraph (b) above, at the Default Interest Rate (unless interest in such amount is usurious or prohibited by the applicable law, in which event the highest non-usurious interest rate permitted by applicable law shall be used). The Default Interest Rate shall be in lieu of any other interest rate otherwise applicable and shall commence, without notice, immediately upon and from the occurrence of such default and shall continue until the entire amount of the Indebtedness is paid in full. Notwithstanding the foregoing, nothing set forth in this subparagraph shall imply any obligation on the part of Holder to accept any payment not made within any applicable cure period. Maker acknowledges that it would be extremely difficult or impracticable to determine Holder's actual damages resulting from any late payment and the aforementioned late charge and default interest are reasonable estimates of those damages.

         3. Monthly Installments.

                  (a) If the Disbursement Date is other than the first day of a calendar month, then, on the first day of the calendar month immediately following the month in which the Disbursement Date occurs, interest only at the Interest Rate, calculated pursuant to the method of calculation set forth in Paragraph 2(b) hereof, shall be due and payable hereunder for the period from the Disbursement Date to such payment date.

                  (b) Commencing on the first day of the second full calendar month following the Disbursement Date (or the first day of the first full calendar month following the Disbursement Date if the Disbursement Date is the first day of a calendar month) and continuing on the first day of each calendar month thereafter until the Due Date, equal monthly installments of principal and interest, each in the amount of $64,057.65, shall be due and payable hereunder.


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         4. Maturity Date. The maturity date of this Promissory Note shall be the Due Date, at which time the entire Indebtedness shall be due and payable in full.

         5. Early Repayment.

                  (a) Repayment Prohibited. Maker is prohibited from repaying any portion of the Outstanding Principal Balance prior to the Opening Date for Permissible Early Repayment.

                  (b) Permissible Early Repayment with Premium. From and after the Opening Date for Permissible Early Repayment to that date which is 90 days prior to the Due Date, provided that Holder shall have received at least 60 days prior written notice thereof, Maker may repay, in full only, the Indebtedness, provided that such repayment is accompanied by an Early Repayment Premium, as calculated in accordance with the provisions of Exhibit A hereto. Maker agrees that Holder shall not be obligated to actually reinvest the amount repaid in any treasury obligations as a condition precedent to receiving the Early Repayment Premium.

                  (c) Permissible Early Repayment without Premium. From and after that date which is 90 days prior to the Due Date until the Due Date, provided that Holder shall have received at least 20 days prior written notice thereof, Maker may repay, in full only, the Indebtedness without premium, fee or penalty.

                  (d) Repayment on Condemnation or Casualty. Partial (or full) repayments of the Outstanding Principal Balance are permitted when no default exists hereunder or under the other Loan Documents is such repayment results from the application of insurance or condemnation proceeds to reduce the Outstanding Principal Balance as provided in the Deed of Trust, in which event no repayment premium, fee or penalty shall be due. No notice of repayment shall be required under the circumstance specified in the preceding sentence. Any such partial repayments of principal shall be applied to the Outstanding Principal Balance and the amount of the fixed monthly installments required to be paid hereunder pursuant to Paragraph 3(b) above shall thereafter be adjusted to an amount which would have been effect had the original principal amount of the Loan been equal to (i) minus (ii), where (i) is the fact amount of this Promissory Note and (ii) is the aggregate of all principal repayments, if any, previously made under the circumstances specified in this subparagraph plus the amount of the principal repayment then being made. No principal amount repaid may be reborrowed.

                  (e) Premium Payable on Default. If the maturity date of this Promissory Note is accelerated following an uncured default hereunder or under the other Loan Documents and a repayment under this Promissory Note is made thereafter, then, if such repayment takes place prior to that date which is 90 days prior to the Due Date, Holder shall be entitled to receive the Early Repayment Premium calculated as of the date of such repayment and based on the entire amount repaid. Furthermore, if such repayment takes place prior to the Opening Date for Permissible Early Repayment, and results from non-payment of any amounts due


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under the Loan Documents or from waste caused by or not repaired by Maker, the same shall be presumed to be and conclusively deemed to constitute a deliberate evasion of the provisions of this Paragraph 5 and shall constitute an unpermitted early repayment entitling Holder to, inaddition to all of the other Indebtedness, the Early Repayment Premium plus an additional premium in an amount equal to 5% of the principal amount repaid.

         6. Application of Payments. For so long as Maker is not in default hereunder or under any of the other Loan Documents beyond any applicable cure period, all payments received by Holder on this Promissory Note shall be applied as follows, regardless of any designation elsewhere herein of such payments as principal, interest or other charges: first, to the repayment of sums advanced by Holder pursuant to the terms of any of the Loan Documents for the payment of taxes, assessments, insurance premiums or other charges against the Property (together with interest thereon from the date of advance until the date repaid at the Default Interest Rate), then to the payment of any outstanding late charges, then to the payment of accrued but unpaid interest which is then due and payable, and finally, to reduction of the Outstanding Principal Balance and any remaining Indebtedness. From and after a default hereunder or under any of the other Loan Documents which has not been cured within any applicable cure period, all payments received by Holder on this Promissory Note shall be applied by Holder to the Indebtedness in such order as Holder shall determine in its sole subjective discretion.

         7. Default. Time is of the essence hereof. The occurrence of any of the following events shall be a default hereunder and, if such default is not cured within any applicable cure period specified herein, the payment of all principal and interest due in accordance with the terms of this Promissory Note and all other Indebtedness shall, at the option of Holder, be accelerated and such principal, interest and other Indebtedness, together with any Early Repayment Premium and any additional premium payable pursuant to the terms of Paragraph 5 hereof, shall be immediately due and payable without notice or demand, and Holder shall have the option to foreclose or to require foreclosure of any or all liens securing the payment hereof and/or to exercise any other rights and remedies available to Holder hereunder or under the other Loan Documents:

                  (a) Failure to make any payment hereunder in full when due, including, without limitation, failure to pay in full the Indebtedness on the Due Date.

                  (b) Breach or violation by Maker of any other agreement or covenant contained herein. Maker shall have 15 days after receipt of a written notice from Holder specifying a default under this subparagraph
         (b) within which to cure such default. If, however, such default is of a nature that it cannot be cured within such 15- day period, Maker shall have a reasonable period of time (not to exceed in any event 90 days after receipt of such notice from Holder) within which to cure such default on the condition that Maker shall, immediately upon receipt of such notice from Holder, commence diligent good faith efforts to cure such default and demonstrate continuous


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         diligent good faith efforts throughout such cure period to cure such default in a manner satisfactory to Holder.

                  (c) Breach or violation of any covenant or agreement set forth in any of the other Loan Documents or any other default thereunder (unless such default is cured within any applicable cure period set forth in the applicable Loan Document).

Any default hereunder which has not been cured within any applicable cure period shall be a default under each of the other Loan Documents.

         8. Character of Loan. Maker certifies that the Loan is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family, household or agricultural purposes.

         9. Security and Due on Sale. The payment and performance of this Promissory Note is secured by the Deed of Trust and the other security documents which are a part of the Loan Documents. The Loan Documents contain, among other things, a description of the properties encumbered and pledged as security for payment of this Promissory Note, the nature and extent thereof and the rights of Holder and Maker with respect thereto. In particular, Section 1.11 of the Deed of Trust contains terms and provisions placing limitations and restrictions on the sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledging, mortgaging, granting of security interests in and other transferring or further encumbering of the Property and said terms and provisions are incorporated herein by this reference.

         10. GOVERNING LAW. MAKER AND HOLDER AGREE THAT THE TERMS AND PROVISIONS OF THIS PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA EXCEPT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOT OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING. MAKER AND HOLDER EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE COURT OF THE STATE OF NORTH CAROLINA OR FEDERAL COURT SITTING IN SUCH STATE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE OR THE OTHER LOAN DOCUMENTS, AND MAKER AND HOLDER EACH HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. MAKER AND HOLDER AGREE THAT A FINAL JUDGMENT NOT SUBJECT TO APPEAL, IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.


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         11. Remedies Cumulative; Waiver. The remedies of Holder provided herein or in any of the other Loan Documents shall be cumulative and concurrent, may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of any provision of this Promissory Note by Holder, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event. Acceptance by Holder of any payment after the due date thereof shall not be deemed to be a waiver of any default with respect to such payment or an extension of the due date of any such payment or the due date of any other payment. Furthermore, acceptance by Holder of any payment in an amount less than the amount then due hereunder or under the other Loan Documents shall be an acceptance on account only and shall not in any way affect the existence of a default hereunder or under the other Loan Documents.

         12. Notice. All notices, demands, requests or other communications to be sent by one party to the other hereunder or under the other Loan Documents or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with FedEx or another reputable private courier service for next business day delivery to the intended addressee at its address set forth below or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth below or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall, for the purposes of this Promissory Note, be deemed received upon such personal delivery, or one business day after being deposited with the private courier service, or two business days after being deposited in the United States mail as required above. By giving to the other party hereto at least 15 days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. The initial addresses for the parties hereto shall be:

         If to Holder:  Public Employee's Retirement Association of Colorado,
                         an instrumentality of the State of Colorado
                        c/o Invesco Realty Advisors
                        One Lincoln Centre, Suite 1200
                        5400 LBJ Freeway/LB 1200
                        Dallas, Texas 75240
                        Attention: Asset Management
                        Telephone: 214-715-7400
                        Fax:  214-715-7474


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         With copy to:  Brownstain Hyatt Farber & Strickland, P.C.
                        410 17th Street, 22nd Floor
                        Denver, Colorado 80202-4437
                        Attention: Edward N. Barad, Esq.

         If to Maker:   Summit Properties Partnership, L.P.
                        d/b/a Summit Properties Partnership, Limited Partnership
                        212 South Tryon Street, Suite 500
                        Charlotte, North Carolina  28281
                        Attention:  Michael Malone

         With copy to:  Kennedy Covington Lobdell & Hickman, L.L.P.
                        NationsBank Corporate Center
                        100 North Tryon Street, Suite 4200
                        Charlotte, North Carolina  28202-4006
                        Attention:  David H. Jones, Esq.

         13. Recourse.

                  (a) Except as otherwise set forth in this Paragraph 13, the recourse of Holder under this Promissory Note and the other Loan Documents shall be limited to the Loan Collateral.

                  (b) Notwithstanding the foregoing:

                      (1) nothing contain in this Paragraph 13 shall:

                           (i) preclude Holder from foreclosing the lien of the Deed of Trust or from exercising and enforcing any of its other rights or remedies provided for in the Deed of Trust or in the other Loan Documents or at law or in equity, except as expressly stated in this Paragraph 13;

                           (ii) constitute a waiver, release or impairment of any of the Indebtedness or of any obligation set forth in this Promissory Note, the Deed of Trust or any other Loan Document;

                           (iii) limit the right of Holder to name Maker or any
                  other person or entity as a party defendant in any action brought under this Promissory Note, the Deed of Trust or any other Loan Document so long as execution on any judgment is limited to the Loan Collateral;

                           (iv) prohibit Holder from pursuing all of its rights and remedies (A) against Maker, the general partner in Maker, the Indemnitors or any other person or entity under the Environmental Indemnity or under any


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                  other indemnity, certificate, affidavit, bond or other
                  document in which Holder's recourse is not expressly limited to the Loan Collateral, or (B) against any guarantor or surety of the obligations of Maker, whether or not such guarantor or surety is a partner or otherwise owns any interest in Maker; and

                  (2) Holder shall have full recourse against Maker and the general partner in Maker, and Maker and such general partner, shall be personally liable for and will promptly account to Holder for all loss, damage, costs and expenses, including, without limitation, attorneys' fees, sustained by Holder resulting from fraud or intentional misrepresentation on the part of Maker or the general partner in Maker, or waste committed on the Land or the Improvements or damages to the Loan Collateral caused by the gross negligence or willful Loan Collateral caused by the gross negligence or willful misconduct of Maker or such general partner, or misappropriation or misapplication of funds. (Examples of "misapplication of funds" are (without limiting the application of such phrase to their actions): (A) rents, issues, profits or other income with respect to the Loan Collateral that are received by Maker or the general partner in Maker or any other person or entity after the occurrence of a default under the Loan Documents (unless such default is subsequently cured as allowed in the Loan Documents or waived by Holder) and are not used to pay customary and normal operating and maintenance expenses, real estate taxes or assessments or reasonable capital expenditures with respect to the Loan Collateral; (B) rents, issues, profits or other income payments with respect to the Loan Collateral that are prepaid more than 30 days in advance and not subsequently delivered to Holder, but only if such prepayment results in a credit in favor of the applicable entity making such payment as of the date of a default under any of the Loan Documents; (C) security deposits or other funds or deposits that are held by Maker or its agents pursuant to arrangements with tenants in the Improvements and are not segregated and continuously held as trust funds subject to the terms and provisions of the applicable leases; and
         (D) casualty insurance or condemnation award proceeds that are released to Maker and not applied as required in the Deed of Trust).

                  (3) Furthermore, Holder shall have full recourse against Maker and the general partner in Maker, and Maker and such general partner, shall have full personal liability for, the obligation to pay the entire Indebtedness, and all of the nonrecourse provisions set forth in this Paragraph 13 shall be completely ineffective, upon the institution and during the continuance of any petition or proceeding in bankruptcy or reorganization or any similar proceeding under any provisions of any Federal or State bankruptcy or insolvency statute filed or instituted by Maker and/or by such general partner. Furthermore, such recourse and personal liability shall continue after the final termination or dismissal of any such petition or proceeding described above to the extent that such petition or proceeding causes or results in any loss to Holder or any diminution in the value of the security afforded by the Property or any of the other Loan Collateral.


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

         14. Principal Balance of this Promissory Note. Notwithstanding the amount set forth on the face of this Promissory Note as the stated principal amount, it is the intention of Maker and Holder that the principal balance of this Promissory Note be increased by amounts, if any, which are added thereto pursuant to the terms hereof and/or the terms of the Deed of Trust or the other Loan Documents and, even though such additions may increase the principal balance of this Promissory Note to an amount greater than said face amount, the entire amount of the principal balance, including such additions, is intended to be evidenced by this Promissory Note and secured by the Deed of Trust and the other Loan Documents.

         15. Miscellaneous.

                  (a) All payments made on this Promissory Note, including, without limitation, payment in full on the Due Date, must be received by Holder at Holder's office as described on the first page of this Promissory Note by 11:00 A.M., Central Time, in order to be credited as a payment received that date. With respect to a payment in full of this Promissory Note, the same shall be made by cash payment or wire transfer. With respect to any other payments made hereunder, such payments may be made by cash, wire transfer or check, at Maker's option. Any payments made by check shall be provisionally credited upon receipt and in the event the check is dishonored, then any penalties or late charges shall run from the appropriate due date. Notwithstanding the foregoing, Holder may, at its option, at any time require that all payments be made hereunder by wire transfer to an account designated by Holder.

                  (b) Each maker, endorser, cosigner and guarantor of this Promissory Note hereby expressly grants to Holder the right to release or to agree not to sue any other person, or to suspend the right to enforce this Promissory Note against such other person or to otherwise discharge such person; and each such maker, endorser, cosigner and guarantor hereby agrees that the exercise of such rights by Holder shall have no effect on the liability of any other person, primarily or secondarily liable hereunder. Each maker, endorser, cosigner and guarantor of this Promissory note hereby waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of intent to accelerate maturity, notice of acceleration of maturity, diligence in taking any action to collect sums owing hereunder and all duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for the payment of this Promissory Note or to proceed against any collateral before otherwise enforcing this Promissory Note.

                  (c) Maker agrees to reimburse Holder for all costs, including, without limitation, attorneys' fees, incurred from time to time to collect any payment under this Promissory Note. Maker agrees that Holder may from time to time extend the maturity date of this Promissory Note or the time any payment is due under this Promissory Note and may accept further security or release security for the payment of this Promissory Note, without in any way affecting the obligation of Maker to Holder.


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

                  (d) If any provision hereof or of any other Loan Document is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained nor application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

                  (e) Each payment of principal and interest hereunder shall be paid when due without deduction or setoff of any kind or nature or for any costs whatsoever.

                  (f) The headings of the paragraphs and sections of this Promissory Note are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

                  (g) This Promissory Note shall be binding upon Maker and its successors and assigns.

                  (h) This Promissory Note may not be terminated or amended orally, by only by a termination in writing signed by Holder or an amendment in writing signed by Holder and Maker.

                  (i) When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vica versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

                  (j) In the event that at any time any payment received by Holder hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than Holder, then, in any such event, the obligations to make such payment shall survive any cancellation of this Promissory Note and/or return thereof to Maker, shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Promissory Note, but shall remain a valid and binding obligations enforceable in accordance with the terms and provisions hereof, and the amount of such payment shall bear interest at the Default Interest Rate from the date of such final order under repaid hereunder.

                  (k) The provisions of this Promissory Note and of all agreements between Maker and Holder, whether nor existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Promissory Note or otherwise, shall the amount paid or agreed to be paid ("Interest") to Holder for the use, forebearance or retention of the money to be loaned hereunder exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, Interest paid to Holder in connection with the performance or fulfillment of any provision hereof or of any agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then ispo facto the Interest payable in connection with such obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Holder should ever receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder in the inverse order of its maturity (whether or not then due) or at the option of Holder be paid over the Maker, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Promissory Note (including the period of any renewal or extension hereof) so that the Interest hereon for such full period will not exceed the maximum amount permitted by applicable law. This paragraph will control all agreements between Maker and Holder.

         IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first above written.

                                       SUMMIT PROPERTIES PARTNERSHIP, L.P.,
                                       d/b/a SUMMIT PROPERTIES PARTNERSHIP,
                                           LIMITED PARTNERSHIP

                                       By:  SUMMIT PROPERTIES, INC.,
                                            d/b/a SUMMIT PROPERTIES REAL ESTATE,
                                            INC., its General Partner

                                       By: /s/ Michael G. Malone
                                          --------------------------------------
                                          Name:  Michael G. Malone
                                          Title:  Senior Vice President

ATTEST:

By: /s/ Judith M. Roller
   ----------------------------------
    Name: Judith M. Roller
    Title: Assistant Secretary

[Affix Corporate Seal]

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         I, Patricia A. Wood, a Notary Public of Mecklenburg county and state aforesaid, certify Judith M. Roller personally came before me this day and acknowledged (s)he is Assistant Secretary of SUMMIT PROPERTIES, INC., a Maryland corporation d/b/a Summit Properties Real Estate Inc.; itself the general partner of SUMMIT PROPERTIES PARTNERSHIP, L.P., a Delaware limited partnership d/b/a Summit Properties Limited Partnership; and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed by the corporate general partner's Senior Vice President, sealed with its corporate seal, and attested by himself/herself as its Assistant Secretary, all as the act and deed of SUMMIT PROPERTIES PARTNERSHIP, L.P., a Delaware limited partnership d/b/a Summit Properties Limited Partnership.

         Witness my hand and notarial seal, this 30th day of August, 1995.

                                       /s/ Patricia A. Wood
                                       --------------------------------------
                                       Notary Public

My commission expires:

10-2-96
(Notary Seal)

                                    EXHIBIT A

                             EARLY REPAYMENT PREMIUM


         The term "Early Repayment Premium" shall mean the greater of (a) an amount equal to one percent of the entire outstanding principal balance of the Note on the date repaid, or (b) an amount (the "Loss of Yield Amount"), if any, calculated as provided below. As used in the following calculation, the term "Treasury Yield" shall mean the sum of (i) the "ask" yield for the then most recently issued United States Treasury obligations (excluding those commonly known as "flower bonds") with a maturity date (month and year) as close as possible to the Due Date (month and year) using the average of the yield rates as most recently published in the Western Edition of the Wall Street Journal or, if the Western Edition of the Wall Street Journal no longer publishes such information, in another authoritative source selected by Holder, minus (ii) the Basis Point Adjustment as computed in accordance with Exhibit A-1 attached hereto. The term "Discount Rate" shall mean a rate which is equivalent to one-twelfth of the Treasury Yield.

         The "Loss of Yield Amount" shall be the result of, if a positive number, (x) minus (y) where "(x)" is the aggregate amount of all scheduled payments of principal and interest on this Promissory Note at the Interest Rate from the date of such repayment to and including the Due Date, with reach such payment discounted to present value on a monthly basis using a discount rate equal to the Discount Rate, and "(y)" is the Outstanding Principal Balance as of the early repayment date.

         SEE ATTACHED EXAMPLE OF CALCULATION OF EARLY REPAYMENT PREMIUM.

                                   EXHIBIT A-1

                          BASIS POINT ADJUSTMENT TABLE

     U.S. Treasury Bonds             Basic Point                  U.S. Treasury Bond                 Basis Point
        or Note Yield                Adjustment                      or Note Yield                   Adjustment
     -----------------------------------------------------------------------------------------------------------
          0 - 1.55                      .0                           14.25 - 14.41                       .41
       1.56 - 2.69                      .01                          14.41 - 14.59                       .42
       2.70 - 3.48                      .02                          14.60 - 14.77                       .43
       3.49 - 4.12                      .03                          14.78 - 14.84                       .44
       4.13 - 4.68                      .04                          14.95 - 15.11                       .45
       4.69 - 5.17                      .05                          15.12 - 15.28                       .46
       5.18 - 5.63                      .06                          15.29 - 15.44                       .47
       5.64 - 6.05                      .07                          15.45 - 15.61                       .48
       6.06 - 6.44                      .08                          15.62 - 15.77                       .49
       6.45 - 6.82                      .09                          15.78 - 15.94                       .50
       6.83 - 7.17                      .10                          15.95 - 16.10                       .51
       7.18 - 7.51                      .11                          16.11 - 16.26                       .52
       7.52 - 7.83                      .12                          16.27 - 16.41                       .53
       7.84 - 8.14                      .13                          16.42 - 16.57                       .54
       8.15 - 8.44                      .14                          16.58 - 16.73                       .55
       8.45 - 8.73                      .15                          16.74 - 16.88                       .56
       8.74 - 9.02                      .16                          16.89 - 17.03                       .57
       9.03 - 9.29                      .17                          17.04 - 17.18                       .58
       9.30 - 9.55                      .18                          17.19 - 17.33                       .59
       9.56 - 9.81                      .19                          17.34 - 17.48                       .60
      9.82 - 10.07                      .20                          17.49 - 17.63                       .61
     10.08 - 10.31                      .21                          17.64 - 17.78                       .62
     10.32 - 10.55                      .22                          17.79 - 17.92                       .63
     10.56 - 10.79                      .23                          17.93 - 18.01                       .64
     10.80 - 11.02                      .24                          18.08 - 18.21                       .65
     11.03 - 11.25                      .25                          18.22 - 18.35                       .66
     11.26 - 11.47                      .26                          18.36 - 18.49                       .67
     11.48 - 11.69                      .27                          18.50 - 18.63                       .68
     11.70 - 11.90                      .28                          18.64 - 18.77                       .69
     11.91 - 12.11                      .29                          18.78 - 18.91                       .70
     12.12 - 12.32                      .20                          18.92 - 19.05                       .71
     12.33 - 12.52                      .31                          19.06 - 19.18                       .72
     12.53 - 12.72                      .32                          19.19 - 19.32                       .73
     12.73 - 12.92                      .33                          19.33 - 19.45                       .74
     12.93 - 13.12                      .34                          19.46 - 19.59                       .75
     13.13 - 13.31                      .35                          19.60 - 19.72                       .76
     13.32 - 13.50                      .36                          19.73 - 19.85                       .77
     13.51 - 13.69                      .37                          19.86 - 19.99                       .78
     13.70 - 13.87                      .38                          20.00 - 20.12                       .79
     13.88 - 14.06                      .39
     14.07 - 14.24                      .40


                                      A1-1

                 EXAMPLE OF EARLY REPAYMENT PREMIUM CALCULATION

         Original Loan Amount                                  $8,730,000
         Interest Rate - Per Annum                                  8.00%
         Amortization Schedule                                         30 Years
         Debt Service Constant - Per Annum                          8.81%
         Monthly Debt Service                                     $64,058
         Original Term                                                 10 Years
         Proposed Repayment Date                          3rd Anniversary
         Proposed Repayment Amount                             $8,492,557 *

ASSUMED YIELD TO MATURITY OF TREASURY SECURITY                            6.50%
LESS:  BASIS POINT ADJUSTMENT **                                          0.09%
TREASURY YIELD **                                                         6.41%
DISCOUNT RATE **                                                        0.5342%

                       SCHEDULE OF REMAINING LOAN PAYMENTS

         Debt Service                   Balloon                          Total
         ------------                   -------                          -----
               1                      $   64,058                      $   64,058
               2                          64,058                          64,058
               3                          64,058                          64,058
               4                          64,058                          64,058
               5                          64,058                          64,058
               6                          64,058                          64,058
               7                          64,058                          64,058
               8                          64,058                          64,058
               9                          64,058                          64,058
              10                          64,058                          64,058
              11                          64,058                          64,058
              12                          64,058                          64,058
              13                          64,058                          64,058
              14                          64,058                          64,058
              15                          64,058                          64,058
              16                          64,058                          64,058
              17                          64,058                          64,058
              18                          64,058                          64,058
              19                          64,058                          64,058
              20                          64,058                          64,058
              21                          64,058                          64,058
              22                          64,058                          64,058
              23                          64,058                          64,058
              24                          64,058
                                      $8,299,598 *                    $8,363,656

GRAND TOTAL OF REMAINING PAYMENTS                                     $9,836,990

         NET PRESENT VALUE OF REMAINING PAYMENTS                      $8,742,786
         PROPOSED REPAYMENT AMOUNT                                    $8,492,557
                                                                      ----------
         LOSS OF YIELD AMOUNT **                                        $250,229 ***

*        See attached amortization schedule.
** As defined in Exhibit A - Early Repayment Premium - to which this example is attached.
*** Because the Loss of Yield Amount is greater than 1% of the entire outstanding principal balance being repaid, the Early Retirement Premium will be equal to the Loss of Yield Amount.

                              AMORTIZATION SCHEDULE

INTEREST RATE:                                                       8.00%
ORIGINAL MORTGAGE BALANCE:                                      $8,730,000
AMORTIZATION SCHEDULE:                                                  30 YEARS
TERM:                                                                   10 YEARS
MONTHLY DEBT SERVICE:                                              $64,058

                        BEGINNING DEBT                                              ENDING
---------------------------------------------------------          --------------------------------------------
        MO                  BALANCE               SERVICE             INT            AMORT             BALANCE
         1                 8,730,000              64,058            58,200           5,858            8,724,142
         2                 8,724,142              64,058            58,161           5,897            7,718,246
         3                 7,718,246              64,058            58,122           5,936            8,712,310
         4                 8,712,310              64,058            58,082           5,976            8,706,334
         5                 8,706,334              64,058            58,042           5,015            8,700,319
         6                 8,700,319              64,058            58,002           5,056            8,694,263
         7                 8,694,263              64,058            57,962           5,096            8,688,167
         8                 8,688,167              64,058            57,921           6,137            8,682,031
         9                 8,682,031              64,058            57,880           6,177            8,675,853
        10                 8,675,853              64,058            57,839           6,219            8,669,635
        11                 8,669,635              64,058            57,798           6,260            8,663,375
        12                 8,663,375              64,058            57,756           6,302            8,657,073
        13                 8,657,073              64,058            57,714           6,344            8,650,729
        14                 8,650,729              64,058            57,672           6,386            8,644,343
        15                 8,644,343              64,058            57,629           6,429            8,637,914
        16                 8,637,914              64,058            57,586           6,472            8,631,443
        17                 8,631,443              64,058            57,543           6,515            8,624,928
        18                 8,624,928              64,058            57,500           6,558            8,618,370
        19                 8,618,370              64,058            57,456           6,602            8,611,768
        20                 8,611,768              64,058            57,412           6,646            8,605,122
        21                 8,605,122              64,058            57,367           6,690            8,598,432
        22                 8,598,432              64,058            57,323           6,735            8,591,697
        23                 8,591,697              64,058            57,278           6,780            8,584,917
        24                 8,584,917              64,058            57,233           6,825            8,578,093
        25                 8,578,093              64,058            57,187           6,870            8,571,222
        26                 8,571,222              64,058            57,141           6,916            8,564,306
        27                 8,564,306              64,058            57,095           6,962            8,557,344
        28                 8,557,344              64,058            57,049           7,009            8,550,335
        29                 8,550,335              64,058            57,002           7,055            8,543,280
        30                 8,543,280              64,058            56,955           7,102            8,536,177
        31                 8,536,177              64,058            56,908           7,150            8,529,027
        32                 8,529,027              64,058            56,860           7,197            8,521,830
        33                 8,521,830              64,058            56,812           7,245            8,514,583
        34                 8,514,583              64,058            56,764           7,294            8,507,291
        35                 8,507,291              64,058            56,715           7,342            8,499,948
        36                 8,499,948              64,058            56,666           7,391            8,492,557
        37                 8,492,557              64,058            56,617           7,441            8,485,116
        38                 8,485,116              64,058            56,567           7,490            8,477,626
        39                 8,477,626              64,058            56,518           7,540            8,470,086
        40                 8,470,086              64,058            56,467           7,590            8,462,496
        41                 8,462,496              64,058            56,417           7,641            8,454,855
        42                 8,454,855              64,058            56,366           7,692            8,447,163
        43                 8,447,163              64,058            56,314           7,743            8,439,419
        44                 8,439,419              64,058            56,263           7,795            8,431,625

                        BEGINNING DEBT                                              ENDING
---------------------------------------------------------          --------------------------------------------
        MO                  BALANCE               SERVICE             INT            AMORT             BALANCE
        45                 8,431,625              64,058            56,211           7,847            8,423,778
        46                 8,423,778              64,058            56,159           7,899            8,415,879
        47                 8,415,879              64,058            56,106           7,952            8,407,927
        48                 8,407,927              64,058            56,053           8,005            8,399,922
        49                 8,399,922              64,058            55,999           8,058            8,391,864
        50                 8,391,864              64,058            55,946           8,112            8,383,752
        51                 8,383,752              64,058            55,892           8,166            8,375,586
        52                 8,375,586              64,058            55,837           8,220            8,367,366
        53                 8,367,366              64,058            55,782           8,275            8,359,090
        54                 8,359,090              64,058            55,727           8,330            8,350,760
        55                 8,350,760              64,058            55,672           8,386            8,342,374
        56                 8,342,374              64,058            55,616           8,442            8,333,392
        57                 8,333,392              64,058            55,560           8,498            8,325,434
        58                 8,325,434              64,058            55,503           8,555            8,316,879
        59                 8,316,879              64,058            55,446           8,612            8,308,268
        60                 8,308,268              64,058            55,388           8,669            8,299,598